UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 22, 2011

ROMA FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

United States	0-52000	51-0533946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Route 33, Robbinsville, New Jersey	08691
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                 (609) 223-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

       (b)           On June 22, 2011, Mr. Maurice T. Perilli, who serves as Executive Vice President and Chairman of the Board announced his retirement as an officer and director of Roma Financial Corporation (the "Registrant") and its subsidiaries effective as of June 30, 2011.  A copy of the Press Release dated June 23, 2011 is filed as Exhibit 99 hereto and is incorporated by reference herein.

In connection with his retirement, the Registrant and Mr. Perilli entered into an Emeritus Director Agreement (the “Agreement”), a copy of which is filed herewith as Exhibit 10 and is incorporated herein by reference.  The Agreement provides that Mr. Perilli will be appointed as an Emeritus Director for a one year term beginning on July 1, 2011 (the “Term”) and will also serve as a consultant to the Registrant during that period.  As compensation for such consulting services, Mr. Perilli will receive a monthly retainer of $17,667.  During the Term of the Agreement, such previously awarded Stock Awards and Stock Options will continue to be earned in accordance with such applicable Award Agreements.

Item 9.01.  Financial Statements and Exhibits

(d)     Exhibits:

10           Emeritus Director Agreement
99           Press Release, dated June 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROMA FINANCIAL CORPORATION
Date: June 23, 2011	By:	/s/ Sharon Lamont
Sharon Lamont Chief Financial Officer